SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2004

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7887 East Belleview Avenue, Suite 1000, Englewood, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 796-2850

Item 5. Other Events and Regulation FD Disclosure.

CSG announced today certain changes in its executive management. Jack Pogge, President and Chief Operating Officer, will end his employment with the company on May 28, 2004 to coincide with the company’s annual meeting of shareholders. Neal Hansen, CEO and Chairman, will assume the additional role of President.

Separately, William Fisher, President Global Software Services Division, announced today that he is resigning from the company effective September 30, 2004. Mr. Fisher will transition his responsibilities to Mr. Hansen, who will assume leadership of the GSS Division.

Ed Nafus, President of the Broadband Services Division, and Peter Kalan, Executive Vice President and CFO, will retain their current duties.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2004

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Randy Wiese

Randy Wiese, Principal Accounting Officer

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